SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2003

HILLENBRAND INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

700 State Route 46 East
Batesville, Indiana		47006-8835
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable
(Former name or former address,
if changed since last report.)

SIGNATURES
EXHIBIT INDEX
EX-99 Press Release

Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On November 13, 2003, the Company announced its earnings for the fourth quarter and fiscal year ended September 30, 2003. This announcement is more fully described in the press release filed as Exhibit 99 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.

     This information is also intended to be furnished under Item 9. “Regulation FD Disclosure” and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

     The Company uses non-GAAP financial measures, such as adjusted net income and diluted earnings per share. Non-GAAP financial measures differ from financial statements reported in conformity with U.S. generally accepted accounting principles (GAAP). Non-GAAP financial measures were used in comparing earnings and earnings per share for the fourth quarter and fiscal year ended September 30, 2003, to comparable periods in 2002.

     Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The Company’s earnings guidance is also presented excluding special items and the impact of any potential acquisition activities, including that of the Company’s recently announced intention to acquire Mediq, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.

DATE: November 17, 2003	BY:	/S/ Scott K. Sorensen

Scott K. Sorensen
Vice President and
Chief Financial Officer

DATE: November 17, 2003	BY:	/S/ Gregory N. Miller

Gregory N. Miller
Vice President — Controller and
Chief Accounting Officer

3

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99	Press release dated November 13, 2003 issued by the Company.

4